UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2008

AZZ incorporated
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

University Center 1, Suite 200 1300 South University Drive Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:	(817) 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

Amended and Restated 2005 Long-Term Incentive Plan

In May 2008, the Board of Directors of AZZ incorporated (the “Company”) approved the AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan (the “Amended Plan”) to be submitted to the Company’s shareholders for approval.  On July 8, 2008, the shareholders of the Company approved the Amended Plan in the form recommended by the Board of Directors at the Company’s 2008 annual meeting of shareholders.  The Amended Plan contains amendments to the Company’s previously adopted 2005 Long Term Incentive Plan that, among other things, provide for:

•	clarification of how shares are treated as issued under the Amended Plan with respect to Stock Appreciation Right awards; and

•	the number of shares of the Company’s common stock authorized for issuance under the Amended Plan is increased to 1,000,000 shares.

A copy of the Amended Plan is attached hereto as Exhibit 10.1 and is incorporated into this filing by reference.  The summary above does not purport to be complete and is qualified in its entirety by reference to the actual text of the Amended Plan.

Employee Stock Purchase Plan

Additionally, in May 2008, the Board of Directors approved the AZZ incorporated Employee Stock Purchase Plan (the “Purchase Plan”) to be submitted to the Company’s shareholders for approval.  The Purchase Plan reserved five hundred thousand (500,000) shares of the Company’s common stock for issuance thereunder.  On July 8, 2008, the Company’s shareholders approved the Purchase Plan in the form recommended by the Board of Directors at the Company’s 2008 annual meeting of shareholders.  The purpose of the Purchase Plan is to provide employees (including officers) of the Company and certain of its majority owned subsidiaries with an opportunity to purchase common stock from the Company through payroll deductions.  The following description of the Purchase Plan was included in, and a copy of the plan was attached to, the proxy statement delivered to the Company’s shareholders for the annual meeting and filed with the Securities and Exchange Commission on June 1, 2008.  A copy of the Purchase Plan is also attached hereto as Exhibit 10.2 and is incorporated into this filing by reference.  The following summary of the plan is not intended to be complete and is qualified in its entirety by reference to the actual text of the Purchase Plan.

Offering Period

Offerings under the Purchase Plan have a duration of twenty-four months and commence on the Monday immediately following the completion of the first payroll period ending in September and March of each year, unless otherwise specified by the Board of Directors.  Each offering period is composed of four six-month exercise periods.  The Board of Directors has the power to alter the duration of an offering period with respect to future offerings if announced at least fifteen days prior to the scheduled beginning of the first offering period to be affected.

Grant and Exercise of Option

On the first day of an offering period (the “Enrollment Date”), the participant is granted an option to purchase on each exercise date during such offering period up to a number of whole shares of the common stock determined by dividing 10% of the participant's Compensation (as defined in the Purchase Plan) by the lower of (i) 85% of the fair market value of a share of the common stock on the Enrollment Date or (ii) 85% of the fair market value of a share of common stock on the exercise date.  The number of  shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of  the Company or any subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to the maximum amount allowed under the Internal Revenue Code of 1986, as amended, which is currently $25,000 in fair market value of such stock (determined at the time the option is granted), for each calendar year in which such option is outstanding at any time.  Unless the employee's participation is discontinued, his option for the purchase of shares of common stock will be exercised automatically at the end of each six month exercise period within the offering period at the applicable price.  To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next exercise period, unless such participant has withdrawn from the offering period or unless such offering period has terminated with such exercise date, in which case such amount shall be returned to the employee without interest.

Shares Available Under the Purchase Plan

The total number of shares of common stock that are issuable under the Purchase Plan is five hundred thousand (500,000) shares.

Eligibility and Participation

Any employee who is employed by the Company or its participating majority owned subsidiaries for at least twenty hours per week (customarily) and more than ninety days prior to such employee’s election to participate in the Purchase Plan is eligible to participate in offerings under the Purchase Plan.  Employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions within the specified period of time prior to the commencement of each offering period.  Currently, the Company and its majority owned subsidiaries have approximately 1,700 employees eligible to participate in the Purchase Plan.  The Board of Directors has the sole discretion to designate majority owned subsidiaries of the Company for participation in the Purchase Plan, and the Board of Directors may amend this designation at any time in its sole discretion.

No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company (including shares that may be purchased under the Purchase Plan or pursuant to any other options).  In addition, no employee is entitled to purchase more than the maximum amount of shares allowed under the Internal Revenue Code of 1986, as amended, which is currently $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

Purchase Price

The price at which shares of common stock are sold under the Purchase Plan is eighty-five percent (85%) of the fair market value per share of common stock at either the beginning of the offering period or at  the end of each six-month exercise period, whichever is lower.

Administration

The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board of Directors.  Directors who are eligible employees are permitted to participate in the Purchase Plan; provided, however, that (i) directors who are eligible to participate in the Purchase Plan may not vote on any matter affecting the administration or the grant of any option pursuant to the Purchase Plan and (ii) if a committee is established to administer the Purchase Plan, no committee member will be eligible to participate in the Purchase Plan.  In the event that the shareholders approve the Purchase Plan, the Board will delegate administration of the Purchase Plan to the Compensation Committee.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information presented in Item 1.01 hereof with respect to the Amended Plan and the Purchase Plan is hereby incorporated by reference in this Item 5.02.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan

Exhibit 10.2	AZZ incorporated Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated
DATE: 7/11/08	By: /s/ Dana Perry
Dana Perry Senior Vice President Finance Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	AZZ incorporated Amended and Restated 2005 Long-Term Incentive Plan*

Exhibit 10.2	AZZ incorporated Employee Stock Purchase Plan*

* Each document marked with an asterisk is filed herewith.